                                                              Exhibit (a)(1)(C)
                         Notice of Guaranteed Delivery

                                      for

                   Tender of Shares of Class A Common Stock

                                      of

                          UNIGRAPHICS SOLUTIONS INC.

  As set forth in "The Offer--Procedures for Tendering Shares" in the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates representing shares of Class A Common Stock, par value $.01 per share (the "Shares"), of Unigraphics Solutions Inc., a Delaware corporation (the "Company"), are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See "The Offer-- Procedures for Tendering Shares" in the Offer to Purchase.

                       The Depositary for the Offer is:

                    American Stock Transfer & Trust Company

     By Mail:            By Facsimile Transmission:            By Hand or
                      (For Eligible Institutions Only)     Overnight Delivery:
  59 Maiden Lane               (718) 234-5001                59 Maiden Lane
New York, NY 10038                                         New York, NY 10038
  (800) 937-5449
  (718) 921-8200
                     To Confirm Facsimile Transmissions:
                      (For Eligible Institutions Only)
                               (800) 937-5449

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and gentlemen:

  The undersigned hereby tenders to UGS Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Electronic Data Systems Corporation, a Delaware corporation, on the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated August 21, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in "The Offer--Procedures for Tendering Shares" in the Offer to Purchase.

Number of Shares_______________________________________________________________

Certificate Nos. (if available): ______________________________________________

Name(s) of Record Holder(s)____________________________________________________

_______________________________________________________________________________
                             Please Type or Print

Address(es)____________________________________________________________________

_______________________________________________________________________________
                                                                       Zip Code

Daytime Area Code and Telephone Number: _______________________________________

Signature(s): _________________________________________________________________

_______________________________________________________________________________

Dated: ________________________, 2001

If Shares will be tendered by book-entry transfer:

Name of Tendering Institution: ________________________________________________

Account Number at Book-Entry Transfer Facility_________________________________

                                   GUARANTEE
                    (Not To Be Used For Signature Guarantee)

   The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three New York Stock Exchange, Inc. trading days (as defined in the Offer to Purchase) of the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

 Name of Firm: ________________________________________________________________

 ______________________________________________________________________________
                              AUTHORIZED SIGNATURE

 Name: ________________________________________________________________________
                              Please Type or Print

 Title: _______________________________________________________________________

 Address: _____________________________________________________________________
                                                                       Zip Code

 Area Code and Telephone Number: ______________________________________________

 Dated: _________________, 2001

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
             SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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